SUB-ITEM 77Q3

AIM DYNAMICS FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 07/31/2008
FILE NUMBER 811-05686
SERIES NO.:    13

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                $ 9,444
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                $ 1,957
       Class C                                                $ 1,547
       Class R                                                $   196
       Investor Class                                         $54,444
       Institutional Class                                    $ 8,807

     Payments per share outstanding during the entire current period:
     (form nnn.nnnn)
74V. 1 Net asset value per share (to nearest cent)
       Class A                                                $ 20.41
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B .                                              $ 19.45
       Class C                                                $ 19.08
       Class R                                                $ 20.26
       Investor Class                                         $ 20.40
       Institutional Class                                    $ 21.08